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[LETTERHEAD OF KELLOGG & ANDELSON ACCOUNTANCY CORPORATION]

                                                                    EXHIBIT 23.2

          Mr. Arthur L. Zwickel
          PAUL, HASTINGS, JANOFSKY & WALKER LLP
          555 South Flower Street
          Twenty-Third Floor
          Los Angeles, California 90071-2371

[LOGO OF KELLOGG & ANDELSON]

          RE:  MERCHANDISE SALES, INC. DBA ARTMASTER STUDIOS AND
               -------------------------------------------------
               INTERIORS, INC.
               --------------


          Dear Mr. Zwickel:


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 22, 1998, included in Interiors, Inc.'s Form 8-K, as filed with the Commission on April 6, 1998, and as amended by Interiors, Inc's Current Report on Form 8-K/A on May 29, 1998, and to all references to our Firm included in this registration statement on Form S-3 registering 3,868,930 shares of Class A Common Stock.




          /s/ Kellogg & Andelson
          Sherman Oaks, California
          June 8, 1998